EXHIBIT 21

Tellabs Inc. and Subsidiaries
Subsidiaries of the Registrant
as of December 31, 2003

Name	State or Other Jurisdiction of Incorporation

Tellabs San Jose, Inc.		Delaware
Tellabs Reston, Inc.		Delaware
White Oak Merger Corp.		Delaware
NetCore Systems, Inc.		Delaware
Salix Technologies, Inc.		Delaware
Future Networks, Inc.		Georgia
Tellabs Mexico, Inc.		Delaware
Tellabs de Mexico, S.A. de C.V		Mexico
Tellabs TG, Inc.		Delaware
Tellabs Transport Group, Inc.		Quebec
Tellabs Operations, Inc.		Delaware
Telecommuncations Laboratories, Inc.		Delaware
Telecon Acquisition Corp.		Delaware
Tellabs Export, Inc.		Delaware
Tellabs Japan, Inc.		Delaware
Tellabs Manufacturing, Inc.		Delaware
Tellabs International, Inc.		Illinois
Tellabs Communications Canada Ltd.		Canada
Tellabs do Brazil, Ltda		Brazil
Tellabs H.K. Ltd.		Hong Kong
Tellabs Pty. Ltd.		Australia
Tellabs International de Mexico		Mexico
Tellabs Asia Pacific Private Limited		Singapore
Tellabs (Thailand) Co., Ltd.		Thailand
Tellabs Korea, Inc.		Korea
Tellabs India Private Limited		India
Tellabs Communications International Ltd.		China
Tellabs de Venezuela, S.A		Venezuela
Tellabs Communications (Malaysia) Sdn Bhd		Malaysia
Tellabs Malaysia Sdn Bhd (49% joint venture)		Malaysia
Tellabs Holdings, B.V		Netherlands
Tellabs Enterprises B.V		Netherlands
Tellabs Oy		Finland
Kiinteisto Oy Mestarinkaare		Finland
Kiinteisto Oy Sinimaentie 6		Finland
Tellabs Denmark A/S		Denmark
Tellabs Communications (India) Private Limited		India
FIBCOM India Ltd (40% Joint Venture)		India
Tellabs Holdings, Ltd.		Ireland
Tellabs (Ireland) Ltd		Ireland
Tellabs Ltd.		Ireland
Tellabs Research Ltd.		Ireland
Tellabs Communications Ireland Limited		Ireland
Tellabs Communications Technologies		Ireland
Tellabs EMEA Holdings, Ltd.		Ireland
Tellabs AB		Sweden
Tellabs (S.A.) (Proprietary) Limited		South Africa
Tellabs SAS		France
Tellabs Italia S.r.l		Italy
Tellabs Netherlands B.V		Netherlands
Tellabs Poland Sp. z o.o		Poland
Tellabs Southern Europe S.A		Spain
Tellabs Gmbh		Germany
Tellabs Austria Vertriebs GmbH		Austria
Tellabs Norway A/S		Norway
Tellabs U.K. Ltd.		United Kingdom
Tellabs Communications UK Limited		United Kingdom
E. Coherent Communications Systems Ltd.		United Kingdom